UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 19, 2014

BARCLAYS DRYROCK FUNDING LLC

(as Depositor of the Barclays Dryrock Issuance Trust)

(Exact Name of Registrant as Specified in its Charter)

on behalf of

Barclays Dryrock Issuance Trust

	Delaware	333-197848-02	45-5441359
	(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 S. West Street Office 120 Wilmington, DE 19801 (302) 255-7073
(Address, Including Zip Code, and Telephone Number, Including Area Code, of each Registrant’s Principal Executive Offices)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.	Other Events

On September 16, 2014, Moody’s Investors Service, Inc. (“Moody’s”) updated its methodology for rating credit card receivables-backed securitizations, and as a result of the methodology update Moody’s has placed under review for possible downgrade the Aaa (sf) ratings of the Series 2012-2 Class A Notes, Series 2013-1 Class A Notes, Series 2014-1 Class A Notes and the Series 2014-2 Class A Notes (the “Notes”) issued by the Barclays Dryrock Issuance Trust (the “Issuer”), and sponsored by Barclays Bank Delaware (“BBD”) (an unrated entity). Barclays Dryrock Funding, LLC, in its role as depositor of the Issuer (the “Depositor”), intends to provide additional credit enhancement for the Notes that we expect will address the concerns giving rise to the potential Moody’s ratings action identified above.

Any actions taken by the Depositor to provide this additional credit enhancement could require affirmation of the current ratings from all nationally recognized statistical rating organizations currently rating the Notes, and the Depositor cannot guarantee that such affirmations will be forthcoming or that modifications to the Notes will occur as indicated herein or that such modifications will occur within a specified timeframe. None of the Issuer, the Depositor, BBD or their affiliates have any obligation to provide additional credit enhancement, now or at any time in the future, or to restore the original ratings of any notes with respect to which a rating may be changed or withdrawn.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARCLAYS DRYROCK FUNDING LLC,
as depositor of Barclays Dryrock Issuance Trust

By:	/s/ Deepesh Jain
Name: Deepesh Jain Title: Vice President and Treasurer

September 19, 2014